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                                                    CIT MARINE TRUST 1999-A

                                                   MONTHLY SERVICER'S REPORT




                                                                                              Due Period                3/31/99
                                                                                              Determination Date        4/12/99
                                                                                              Distribution Date         4/15/99


I.    All Payments on the Contracts                                                                                   25,054,665.41
II.   All Liquidation Proceeds on the Contracts with respect to Principal                                                      0.00
III.  Repurchased Contracts                                                                                                    0.00
IV.   Investment Earnings on Collection Account                                                                            5,845.99
V.    Servicer Monthly Advances                                                                                        1,781,653.40
VI.   Reimbursement of prior Monthly Advances                                                                           -413,959.14
VII.  Insurer Deposits                                                                                                         0.00
VIII. Release of the Additional Enhancement Requirement Sub-Account                                                            0.00
IX.   Incorrect Deposits                                                                                                       0.00

Total available amount in Collection Account                                                                         $26,428,205.66
                                                                                                                    ===============

Draws from the Reserve Account                                                                                                $0.00
Draws on the Note Insurance Policy                                                                                            $0.00
Draws on the Certificate Insurance Policy                                                                                     $0.00

Total Distribution                                                                                                   $26,428,205.66


DISTRIBUTION AMOUNTS                                                      Cost per $1000
--------------------------------                                         -----------------


1.   (a)  Class A-1 Note Interest Distribution                                                   1,498,397.31
     (b)  Class A-1 Note Primary Principal Distribution                                          9,139,130.96
     (c)  Class A-1 Additional Principal Distribution Amount                                     3,022,314.81
               Aggregate Class A-1 Note Distribution                        72.79951717                               23,659,843.08

2.   (a)  Class A-2 Note Interest Distribution                                                     923,123.23
     (b)  Class A-2 Note Primary Principal Distribution                                                  0.00
     (c)  Class A-2 Additional Principal Distribution Amount                                             0.00
                Aggregate Class A-2 Note Distribution                        5.15711302                                  923,123.23

3.   (a)  Class A-3 Note Interest Distribution                                                     608,585.37
     (b)  Class A-3 Note Primary Principal Distribution                                                  0.00
     (c)  Class A-3 Additional Principal Distribution Amount                                             0.00
                Aggregate Class A-3 Note Distribution                        5.20158436                                  608,585.37

4.   (a)  Class A-4 Note Interest Distribution                                                     573,153.17
     (b)  Class A-4 Note Primary Principal Distribution                                                  0.00
     (c)  Class A-4 Additional Principal Distribution Amount                                             0.00
                Aggregate Class A-4 Note Distribution                        5.55736391                                  573,153.17

5.   (a)  Certificate Interest Distribution                                                         60,025.57
     (b)  Certificate Primary Principal Distribution                                               193,324.56
     (c)  Certificate Additional Principal Amount                                                        0.00
                Aggregate  Certificate Distribution                         22.97302740                                  253,350.13

6.    Insurance Fee, including accrued and unpaid amounts                                                                 80,794.14

7.    Reimbursement of Insurance Policy Draws
             (a)  Note Insurance Policy                                                                                        0.00
             (b)  Certificate Insurance Policy                                                                                 0.00

8.    Lender Fees                                                                                                         23,414.41

9.    Servicing Fee                                                                                                      305,942.13

10.   Deposits to the Additional Enhancement Sub-Account                                                                       0.00

11.   Deposits to the Reserve Account                                                                                          0.00

Total Distribution                                                                                                   $26,428,205.66
                                                                                                                    ===============
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           INTEREST
--------------------------------

1.   Current Interest Requirement
        (a) Class A-1 Notes    @5.450%                                                          1,498,397.31
        (b) Class A-2 Notes    @5.800%                                                            923,123.23
        (c) Class A-3 Notes    @5.850%                                                            608,585.37
        (d) Class A-4 Notes    @6.250%                                                            573,153.17

                     Aggregate Interest on Class A Notes                                                               3,603,259.08

        (e) Certificate @       6.200%                                                                                     0,025.57

2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                             0.00
        (b) Class A-2 Notes                                                                             0.00
        (c) Class A-3 Notes                                                                             0.00
        (d) Class A-4 Notes                                                                             0.00

        (e) Certificate                                                                                 0.00

3.   Total Distribution of Interest                                         Cost per $1000
                                                                           -----------------
        (a) Class A-1 Notes                                                   4.61045326        1,498,397.31
        (b) Class A-2 Notes                                                   5.15711302          923,123.23
        (c) Class A-3 Notes                                                   5.20158436          608,585.37
        (d) Class A-4 Notes                                                   5.55736391          573,153.17

                     Total Aggregate Interest on Class A Notes                                                         3,603,259.08

        (e) Certificate                                                       5.44293806                                  60,025.57

           PRINCIPAL
--------------------------------

                                                                          No. of Contracts
                                                                          -----------------
1.   Stated Principal Collected                                                                 4,575,413.95
2.   Principal Prepayments                                                     414             14,757,041.57
3.   Liquidation Proceeds                                                        1                      0.00
4.   Repurchased Contracts                                                       0                      0.00

       Total Primary Principal Distribution Amount                                                                    19,332,455.52

5.   Additional Principal Distribution Amount                                                                          3,022,314.81

6.   Principal Balance before giving effect to Principal Distributions                           Pool Factor
                                                                                                 -----------
        (a) Class A-1 Notes                                                                       0.94817623         308,157,275.21
        (b) Class A-2 Notes                                                                       1.00000000         179,000,000.00
        (c) Class A-3 Notes                                                                       1.00000000         117,000,000.00
        (d) Class A-4 Notes                                                                       1.00000000         103,134,000.00

        (e) Certificate                                                                           0.98646063          10,878,841.70

7.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                    0.00
        (b) Class A-2 Notes                                                                                                    0.00
        (c) Class A-3 Notes                                                                                                    0.00
        (d) Class A-4 Notes                                                                                                    0.00

        (e) Certificate                                                                                                        0.00


8.   Principal Distributions                                                Cost per $1000
                                                                           -----------------
        (a) Class A-1 Notes                                                  68.18906391                              22,161,445.77
        (b) Class A-2 Notes                                                   0.00000000                                       0.00
        (c) Class A-3 Notes                                                   0.00000000                                       0.00
        (d) Class A-4 Notes                                                   0.00000000                                       0.00

        (e) Certificate                                                      17.53008935                                 193,324.56


9.   Principal Balance after giving effect to Principal Distributions                         Pool Factor
                                                                                              -----------
        (a) Class A-1 Notes                                                                    0.87998717            285,995,829.44
        (b) Class A-2 Notes                                                                    1.00000000            179,000,000.00
        (c) Class A-3 Notes                                                                    1.00000000            117,000,000.00
        (d) Class A-4 Notes                                                                    1.00000000            103,134,000.00

        (e) Certificate                                                                        0.96893054             10,685,517.14

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        RESERVE ACCOUNT                                                                                                Additional
--------------------------------                                               Loan             Excess                 Enhancement
1.  Activity                                                                Sub-Account       Sub-Account              Sub-Account
                                                                             ---------------------------------------------------

      (a)  Opening Balance                                                 27,568,581.00          0.00                    0.00
      (b)  Deposits                                                                 0.00          0.00                    0.00
      (c)  Investment Earnings                                                122,240.57          0.00                    0.00
      (d)  Distributions                                                     -122,240.57          0.00                    0.00
                                                                             ---------------------------------------------------
      (e)  Ending Balance                                                  27,568,581.00          0.00                    0.00


                                                                                                                     Additional
                                                                                 Loan            Excess              Enhancement
                                                                             Sub-Account       Sub-Account           Sub-Account
                                                                             ---------------------------------------------------
2.  Distributions from the Reserve Account
       (a)  Draws to the Note Distribution Account                                  0.00          0.00                    0.00
       (b)  Draws to the Certificate Distribution Account                           0.00          0.00                    0.00
       (c)  Release to the Collection Account                                       0.00          0.00                    0.00
       (d)  Distribution to Lender                                            122,240.57          0.00                    0.00
       (e)  Distribution to Affiliated Owner                                        0.00          0.00                    0.00

                                                                             ---------------------------------------------------
Total Distributions from the Reserve Account                                  122,240.57          0.00                    0.00


           POOL DATA
--------------------------------
                                                                                                 Aggregate
                                                                          No. of Contracts      Pool Balance
                                                                          ----------------     ------------
1.   Pool Stated Principal Balance as of  3/31/99                             22,360          700,886,007.48

2.   Delinquency Information                                                                                      % of Pool Balance
                                                                                                                  -----------------
              (a) 31-59 Days                                                    165             4,036,226.81                 0.576%
              (b) 60-89 Days                                                     52             1,835,312.26                 0.262%
              (c) 90-119 Days                                                    17               892,701.04                 0.127%
              (d) 120-180 Days                                                    0                     0.00                 0.000%
              (d) 181 Days +                                                      0                     0.00                 0.000%

3.   Contracts Repossessed during the Due Period                                  0                     0.00

4.   Current Repossession Inventory                                               0                     0.00

5.   Net Liquidation Losses for the related Due Period
       (a)  Principal Balance of Liquidated Contracts                             1                12,262.19
       (b)  Net Liquidation Proceeds on any Liquidated Contracts                                        0.00
                                                                                              -------------------
       Total  Net Liquidation Losses for the related Due Period                                                           12,262.19

7.   Cumulative Net Losses on all Liquidated Receivables                          1                                       12,262.19

8.   Weighted Average Contract Rate of all Outstanding Contracts                                                             9.498%

9.   Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                               165.536

10.  Weighted Average Remaining Original Term to Maturity of all Outstanding Contracts                                      183.972


       TRIGGER ANALYSIS
--------------------------------

Due Periods                                                            Excess Collections        Pool Balance
Current                                              Mar-99               3,022,314.81         700,886,007.48
Prior Month                                          Feb-99               2,060,608.59         720,230,725.19
Second Prior Month                                                                0.00                   0.00

Sum of Excess Collections                                                 5,082,923.40

Annualized (x4)                                                                   N/A

Average Pool Balance                                                              N/A

Net Yield                                                                         N/A

Net Yield trigger level.                                                                              1.0000%

                         Net Yield trigger in effect ?                                                    NO

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      CREDIT ENHANCEMENT
--------------------------------

Required Enhancement

     Available Reserve Amount for the next Distribution Date
       (Initially 27,568,581. to a floor 27,568,581.00)                                                   27,566,581.00

     Overcollateralization after the application of all the Principal Distributions
       (Initially zero to be increased to 9,189,527.)                                                      5,070,661.21
                                                                                                       -------------------

             Credit enhancement available for the next Distribution Date                                  32,639,242.21       4.66%

             Required Enhancement (5.55% of the current Pool Balance to
               a floor of 16,541,149.)                                                                    38,899,173.42       5.55%


Additional Credit Enhancement                                                             Balance          Enhancement   Percentage

          More than 180 days delinquent                                                     0.00               0.00            25%

           Repossession Inventory                                                           0.00               0.00            50%
                                                                                     ----------------------------------

                  Total Additional Enhancement                                                                 0.00

Amount on deposits in the Additional Enhancement Sub-Account                                                   0.00



         MISCELLANEOUS
--------------------------------

1.  Monthly Servicing Fees                                                                                               305,942.13

2.  Servicer Advances                                                                                                  1,781,653.40

3.  Reserve Account Loan Activity
      (a)  Distribution on Loan:
                Interest                                                                                145,654.98
                Principal                                                                                     0.00
                      Total P&I                                                                                          145,654.98

      (b)  Beginning Loan Balance                                                                                     27,568,581.00
      (c)  Principal Payment                                                                                                   0.00
      (d)  Ending Loan Balance                                                                                        27,568,581.00
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